                                                                    EXHIBIT 10.5
                             EMPLOYMENT AGREEMENT


         THIS AGREEMENT (together with all exhibits hereto, the "Agreement"), made in New York, New York as of the 19th day of April, 1996, between GT Interactive Software Corp., a Delaware corporation having its executive offices and principal place of business in New York, New York (the "Company"), and Andrew Gregor, the undersigned individual ("Executive").


         IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

               1.  Agreement Term.
                   ---------------

              The term of this Agreement shall be the three-year period commencing on August 18, 1995 (the "Employment Date") and ending on August 18, 1998 (the "Agreement Term").

               2.  Employment.
                   -----------

          (a) Employment by the Company.  Executive agrees to be employed by the
              -------------------------
Company for the Agreement Term upon the terms and subject to the conditions set forth in this Agreement. Executive shall serve as an executive of the Company and shall have such duties as may be prescribed by the Company and shall serve in such other and/or additional position(s) as the Company may determine from time to time.

          (b) Performance of Duties.  Throughout the Agreement Term, Executive
              ---------------------
shall faithfully and diligently perform Executive's duties in conformity with the directions of the Company and serve the Company to the best of Executive's ability. Executive shall devote Executive's entire working time, attention and energies to the business and affairs of the Company, subject to sick leave and up to three weeks of vacation per year in accordance with Company policy. Executive shall have the title and shall report to the persons set forth on Schedule A hereto. The Company acknowledges that Executive shall be permitted to devote a reasonable amount of time, consistent with his duties to the Company, to the management of personal and family businesses and investments. Executive acknowledges and agrees that, in the event that the Chief Executive Officer determines, in his reasonable discretion, that the management of such businesses and investments is conflicting with the performance by Executive of his duties, upon the request of the Chief Executive Officer, the performance of such activities during Executive's working time shall be immediately discontinued.

          (c) Place of Performance.  During the Agreement Term, Executive shall
              --------------------
be based at the Company's principal executive offices which shall be in New York, New York or within a FIFTY (50) mile radius thereof, and Executive shall maintain Executive's personal residence in such city or such other location(s) within reasonable access to Executive's place of employment.


               3.  Compensation and Benefits.
                   --------------------------

          (a) Base Salary.  The Company agrees to pay to Executive for
              -----------
employment hereunder a base salary ("Base Salary") at the annual rate of $220,000 for the year commencing on August 18, 1995 and ending August 17, 1996. Executive's base salary shall be increased to $235,000 upon the earliest to occur of (i) the effective date of an increase in the base salary of the Company's Vice President - Operations; (ii) the date of the consummation of the Company's initial public offering or (iii) the first anniversary of the date hereof. Executive shall be eligible for an annual increase to the Base Salary on each anniversary of the Employment Date during the Agreement Term, in such amount as shall be determined at the discretion of the President, Chief Executive Officer and Board of Directors of the Company; provided, however, that
                                                         --------  -------
in no event shall Executive's Base Salary, during the Agreement Term, be less than $220,000 . The Base Salary shall be payable in installments consistent with the Company's payroll practices.

          (b) Benefits and Perquisites; Bonus.  Executive shall be entitled to
              -------------------------------
participate in, to the extent Executive is otherwise eligible under the terms thereof, the benefit plans and programs, including medical and vacation plans, and receive the benefits and perquisites, generally provided to executives of the same level and responsibility as Executive. Nothing in this Agreement shall preclude the Company from terminating or amending from time to time any employee benefit plan or program. Executive shall be eligible for an annual bonus, not to exceed an amount equal to fifty percent (50%) of Executive's Base Salary, at such times and in such amounts as shall be determined at the discretion of the President, Chief Executive Officer and Board of Directors of the Company based on their assessment of Executive's performance of his duties and on the financial performance of the Company; provided, however, that Executive shall
                                      --------  -------
receive a bonus for calendar year 1995 in an amount not less than $45,000.

          (c) Travel and Business Expenses; Car Allowance.  Upon submission of
              -------------------------------------------
itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of Executive's duties under this Agreement in accordance with the policies and procedures established by the Company from time to time for executives of the same level and responsibility as Executive. In addition, Executive shall receive a car allowance for the reimbursement of automobile lease payments, auto insurance and related expenses, which allowance shall be sufficient to permit Executive to lease and operate a 5-Series BMW Sedan.

          (d) Grant of Option and Terms Thereof.  The Company hereby confirms
              ---------------------------------
that, on June 30, 1995, it granted to Executive, subject to his beginning employment with the Company on or prior to August 20, 1995, an option (the "Option"), pursuant to the Company's Stock Incentive Plan, to purchase, one hundred twenty thousand (120,000) shares of the Company's Class B common stock, or such other class of stock which is sold by the Company to the public in connection with its initial public offering, (the "Option Shares"). The exercise price for each Option Share is eleven dollars and twenty-five cents ($11.25) per share, before giving effect to the 6-for-5 stock split effective upon the Company's initial public offering. The terms (including exercisability) of the Option shall be governed by the Company's Stock Incentive Plan, as well as the applicable option agreement entered into pursuant to the terms of such plan.

          (e) No Other Compensation or Benefits; Payment.  The compensation and
              -------------------------------------------
benefits specified in Sections 3 and 5 of this Agreement shall be in lieu of any and all other compensation and benefits. Payment of all compensation and benefits to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

          (f) Cessation of Employment.  In the event Executive shall cease to be
              -----------------------
employed by the Company for any reason, then Executive's compensation and benefits shall cease on the date of such event, except as otherwise provided herein or in any applicable employee benefit plan or program.

               4.  Exclusive Employment, Noncompetition.
                   -------------------------------------

          (a) No Conflict, No Other Employment.  During the period of
              --------------------------------
Executive's employment with the Company, Executive shall not: (i) engage in any activity which conflicts or interferes with or derogates from the performance of Executive's duties hereunder nor shall Executive engage in any other business activity, whether or not such business activity is pursued for gain or profit, except as approved in advance in writing by the Chief Executive Officer or the Board of Directors of the Company, and except as set forth in Section 2(b) above; or (ii) accept any other full-time or substantially full-time employment, whether as an executive or consultant or in any other capacity, and whether or not compensated therefor.

          (b) No Competition.  Without limiting the generality of the provisions
              --------------
of Sections 2(b) or 4(a), during the Agreement Term, Executive shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including as an officer, director, employee, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business located in the United States; provided, however, that if Executive's employment hereunder is terminated by the Company under Section 5(d), then the provisions of this
Section 4(b) and Section 4(d) shall remain in effect only so long as the Company continues to pay to Executive amounts as severance pursuant to Section 5(d).

                   For purposes of this Section 4(b), the term "Competing Business" shall mean any business or venture which develops, manufactures, publishes, licenses, sells, distributes or supplies computer software or video games (or any related books or other intellectual property or merchandise relating thereto) to any retail outlet or by direct marketing; or any other business which is substantially similar to the whole or any significant part of the business conducted by the Company.

                 (ii) For purposes of this Section 4(b), the term "invest" shall not preclude an investment in not more than one percent (1%) of the outstanding capital stock of a corporation whose capital stock is listed on a national securities exchange or included in the NASDAQ Stock Market, so long as Executive does not have the power to control or direct the management of, or is not otherwise associated with, such corporation.

          (c) No Solicitation of Employment.  During the Agreement Term and for
              -----------------------------
a period of two years thereafter, Executive shall not solicit or encourage any other employee to leave the Company for any reason, nor employ such an employee in a Competing Business or any other business.

          (d) Company Customers.  Subject to Section 4(b) above, Executive shall
              -----------------
not, during the Agreement Term, directly or indirectly, contact, solicit or do business with (i) Walmart Corporation, Target Stores, Caldor, Phar-mor, or any of their respective affiliated operations, for the purpose of selling computer software, video games or any other product then sold by the Company to such customers or proposed to be sold to such customers at the time of termination of Executive's employment hereunder; (ii) any " customers" (as defined below) of the Company for the purpose of selling computer software, video games or any other product then sold by the Company to such customers or proposed to be sold to such customers at the time of termination of Executive's employment hereunder; or (iii) any supplier, licensor or licensee of the Company (or any such supplier, licensor or licensee solicited by the Company within eight months of the expiration or termination of this Agreement) with respect to licensing computer software, video games or other intellectual property from such person.

For the purposes of the provisions of this Section 4(d), "customer" shall include any entity that purchased computer software or any other product from the Company within eight months of the termination of Executive's employment hereunder, without regard to the reason for such termination. The term "customer" also includes any former customer or potential customer of the Company which the Company has solicited within eight months of such termination, for the purpose of selling computer software, video games or any other product then sold by the Company.

               5.  Termination of Employment.
                   --------------------------

          (a) Termination.  The Company may terminate Executive's employment for
              -----------
Cause (as defined below), in which case the provisions of Section 5(b) shall apply. The Company may also terminate Executive's employment in the event of Executive's Disability (as defined below), in which case the provisions of
Section 5(c) shall apply. The Company may also terminate the Executive's employment for any other reason by written notice to Executive, in which case the provisions of Section 5(d) shall apply. If Executive's employment is terminated by reason of Executive's death, retirement or voluntary resignation, the provisions of Section 5(b) shall apply.

          (b) Termination for Cause, Termination by Reason of Death or
              --------------------------------------------------------
Retirement or Voluntary Resignation.  In the event that Executive's employment
- - -----------------------------------
hereunder is terminated during the Agreement Term (x) by the Company for Cause (as defined below), (y) by reason of Executive's death or retirement or (z) by reason of Executive's voluntary resignation, then the Company shall pay to Executive, within thirty (30) days of the date of such termination, only the Base Salary through such date of termination. For purposes of this Agreement, "Cause" shall mean (i) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) willful or repeated failure or refusal to perform such duties as may be delegated to Executive commensurate with Executive's position, which continues for 10 days following notice from the Company setting forth in reasonable detail the nature of the alleged failure or refusal to perform duties; or (iii) material breach of any material provision of this Agreement by Executive (which, in the case of a breach that is capable of being cured, continues for 10 days following notice from the Company setting forth in reasonable detail the nature or such breach); provided, however, that Executive's incompetence in the performance of his
- - --------  -------
duties shall not be included in the definition of "Cause" as defined herein.

          (c) Disability.  If, as a result of Executive's incapacity due to
              ----------
physical or mental illness, Executive shall have been absent from Executive's duties hereunder on a full time basis for either (i) one hundred twenty (120) days within any three hundred sixty-five (365) day period, or (ii) ninety (90) consecutive days, and within thirty (30) days after written notice of termination is given shall not have returned to the performance of Executive's duties hereunder on a full time basis, the Company may terminate Executive's employment hereunder for "Disability". In that event, the Company shall pay to Executive, on the date of such termination, only the Base Salary through such date of termination. During any period that Executive fails to perform Executive's duties hereunder as a result of incapacity due to physical or mental illness (a "Disability Period"), Executive shall continue to receive the compensation and benefits provided by Section 3 hereof until Executive's employment hereunder is terminated; provided, however, that the amount of
                                    --------  -------
compensation and benefits received by Executive during the Disability Period shall be reduced by the aggregate amounts, if any, payable to Executive under disability benefit plans and programs of the Company or under the Social Security disability insurance program.

              (d)    Termination By Company For An Other Reason.
                     -------------------------------------------

          (i) In the event that Executive's employment hereunder is terminated by the Company during the Agreement Term for any reason other than as provided in Sections 5(b) or 5(c) hereof, then the Company shall pay to Executive, within thirty (30) days of the date of such termination, the Base Salary through such date of termination and, in lieu of any further compensation and benefits for the balance of the Agreement Term, severance pay equal to the Base Salary (and, with respect to 1995, the required minimum bonus as set forth in Section 3(b) (the "Bonus")) that Executive would have otherwise received during the period equal to the lesser of (i) the remainder of the Agreement Term and (ii) two years from the effective date of such termination, commencing with such date of termination at the times and in the amounts such Base Salary and Bonus would have been paid. Under such circumstances, except as set forth below, for the balance of such period, Executive shall also continue to participate in and receive the benefits and perquisites provided for in Sections 3(b) and 3(c) hereof (excluding any bonus and stock options) to the same extent as if Executive's employment hereunder had not been terminated; provided, however, that in the event that Executive shall breach Sections 4 or 6 hereof, breaches this Agreement, the Company's obligation pursuant to this Section 5(d) to continue such payments of salary, Bonus and such benefits and perquisites shall cease and Executive's rights thereto shall terminate and shall be forfeited.

          (ii) If, within one year following a Change of Control, as hereafter defined, neither Joseph Cayre nor Ron Chaimowitz is the Chairman of the Board of Directors or the President of the Company or its successor, or, if either such person does hold one of such offices, the Executive does not report directly to one of such persons, then, at the time of such event, all options previously granted to Executive pursuant to the Company's 1995 Stock Incentive Plan or otherwise, including options assumed, or substituted therefor, by the Company or its successor, shall immediately vest and be exercisable by Executive in full, and Executive shall thereafter be entitled to exercise such options for the balance of their respective terms. For purposes hereof, Change of Control shall mean any of the following occurrences:

           (1) any "Person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act") (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company and other than Joseph Cayre, Stanley Cayre, Kenneth Cayre and their respective spouses or children or trusts for such children), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than as a result of a merger or consolidation covered by clause (3)(i) below in connection with a merger involving the Company which would result in voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of such "person" outstanding immediately after such merger or consolidation);

           (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

           (3) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
         (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

           (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (e) No Further Liability, Release.  Payment made and performance by
              ------------------------------
the Company in accordance with this Section 5 shall operate to fully discharge and release the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives from any further obligation or liability with respect to Executive's employment and termination of employment. Other than paying Executive's Base Salary through the date of termination of Executive's employment and making any severance payment and continuing benefits and perquisites pursuant to and in accordance with this Section 5 (as applicable), the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives shall have no further obligation or liability to Executive or any other person under this Agreement. The Company shall have the right to condition the payment of any severance or other amounts pursuant to Sections 5(c) or 5(d) hereof upon the delivery by Executive to the Company of a release in form and substance reasonably satisfactory to the Company of any and all claims Executive may have against the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives arising out of or related to Executive's employment by the Company and termination of such employment.

               6.  Confidential Information.
                   -------------------------

          (a) Existence of Confidential Information.  The Company owns and has
              -------------------------------------
developed and compiled, and will develop and compile, certain proprietary techniques and confidential information which have great value to its business (referred to in this Agreement, collectively, as "Confidential Information"). Confidential Information includes not only information disclosed by the Company to Executive, but also information developed or learned by Executive during the course or as a result of employment with the Company, which information shall be the property of the Company. Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is specifically labelled as Confidential Information by the Company. By way of example and without limitation, Confidential information includes any and all information developed, obtained, licensed by or to or owned by the Company concerning trade secrets, techniques, know-how (including designs, plans, procedures, merchandising, marketing, distribution and warehousing know-how, processes, and research records), software, computer programs, and any other intellectual property created, used or sold (through a license or otherwise) by the Company, Electronic Data Information know-how and processes, innovations, discoveries, improvements, research, development, test results, reports, specifications, data, formats, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, store plans, budgets, projections, customer, supplier, licensee, licensor and subcontractor identities, characteristics, agreements and operating procedures, and salary, staffing and employment information.

          (b) Protection of Confidential Information.  Executive acknowledges
              --------------------------------------
and agrees that in the performance of duties hereunder the Company discloses to and entrusts Executive with Confidential Information which is the exclusive property of the Company and which Executive may possess or use only in the performance of duties for the Company. Executive also acknowledges that Executive is aware that the unauthorized disclosure of Confidential Information, among other things, may be prejudicial to the Company's interests, an invasion of privacy and an improper disclosure of trade secrets. Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, other than in the course of Executive's assigned duties and for the benefit of the Company, any Confidential Information, during the Agreement Term and for a period of 1 year thereafter. In the event Executive desires to publish the results of Executive's work for or experiences with the Company through literature, interviews or speeches, Executive will submit requests for such interviews or such literature or speeches to the Chief Executive Officer of the Company at least fourteen (14) days before any anticipated dissemination of such information for a determination of whether such disclosure is in the best interests of the Company, including whether such disclosure may impair trade secret status or constitute an invasion of privacy. Executive agrees not to publish, disclose or otherwise disseminate such information without the prior written approval of the Chief Executive Officer of the Company; provided, however, that Executive shall be permitted to disclose such information if
- - -------
required by law to do so; provided, further, that Executive shall provide the
                          --------  -------
Company with prompt notice of such legal requirement so it may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. Executive shall also consult with the Company and its counsel on the advisability of taking legally available steps to resist or narrow any request for disclosure of Confidential Information.

          (c) Delivery of Records. Etc. In the event Executive's employment with
              ------------------------
the Company ceases for any reason, Executive will not remove from the Company's premises without its prior written consent any records, files, drawings, documents, equipment, materials and writings received from, created for or belonging to the Company, including those which relate to or contain Confidential Information, or any copies thereof. Upon request or when employment with the Company terminates, Executive will immediately deliver the same to the Company.

               7.  Assignment and Transfer.
                   ------------------------

          (a) Company.  This Agreement shall inure to the benefit of and be
              -------
enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise(a "Transaction"). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place. If, (i) at the time of such purchase, succession or assignment, the Company has a class of equity securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) such purchaser, successor or assignee does not, within 30 days of the date of consummation of such Transaction (the "Offer Period"), offer Executive the position and title of Chief Financial Officer of such purchaser, successor, or assignee or an affiliate thereof, which entity has a class of equity securities registered pursuant to Section 12 of the Exchange Act, Executive shall have the right, during a 30 day period beginning on the last day of the Offer Period, to voluntarily terminate his employment. Anything to the contrary contained herein notwithstanding, in the event of such voluntary termination by Executive, Executive shall be entitled to receive, as his sole and exclusive remedy under this Agreement and in lieu of any further compensation or benefits, severance pay equal to his Base Salary in effect at the time of such termination, and in the event the Transaction occurs in 1995, plus the bonus, for a period of one (1) year from the date of such termination (the "payment"). In the event of such termination, the Payment shall be made as follows: (i) Executive shall receive, within 5 business days of the date of such termination, a cash payment in an amount equal to the Base Salary and Bonus, if applicable, that would be payable during a six month period and (ii) the remainder of the Payment shall be paid over the six month period beginning on the date of such termination, at the times in the amounts such Base Salary and Bonus, if applicable, would have been paid had such termination not occurred.

          (b) Executive.  Executive's rights and obligations under this
              ---------
Agreement shall not be transferable by Executive by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void; provided, however, that if Executive shall die, all amounts then payable to
- - --------  -------
Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.


               8.  Miscellaneous.
                   --------------

          (a) Other Obligations.  Executive represents and warrants that (i)
              -----------------
except as previously disclosed to the Company in writing, he is not a party to any other employment agreement and (ii) neither Executive's employment with the Company nor Executive's performance of Executive's obligations hereunder will conflict with or violate or otherwise are inconsistent with any other agreements to which Executive is or has been a party or with any other obligations, legal or otherwise, which Executive may have.

          (b) Nondisclosure: Other Employers.  Executive will not disclose to
              ------------------------------
the Company, or use, or induce the Company to use, any proprietary information, trade secrets or confidential business information of others. Executive represents and warrants that Executive has returned all property, proprietary information, trade secrets and confidential business information belonging to all prior employers.

          (c) No Duty to Mitigate.  Executive shall be under no duty to mitigate
              -------------------
with respect to any severance or other amounts payable pursuant to Sections 5(c) or 5(d) hereof.

          (d) Governing Law.  This Agreement, including the validity,
              -------------
interpretation, construction and performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state without regard to such state's conflicts of law principles. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state court or federal court located in New York, New York. The prevailing party in any such action or proceeding shall be entitled to reimbursement of all costs and expenses incurred by it in such action or proceeding, including reasonable attorneys' fees; provided, however, that in the event of a
                            --------  -------
settlement of any litigation, no party shall be deemed the prevailing party for the purposes of this sentence. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein and consent to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint therein directed to Executive at the address as provided in Section 8(m) hereof and to the Company's designated agent for service of process (which initially shall be GT Interactive Software Corp., 16 East 40th Street, New York, New York 10016, Attention: Secretary, which agent may be changed by the Company upon thirty (30) days' prior written notice to Executive).

          (e) Entire Agreement.  This Agreement (including the Exhibits hereto)
              ----------------
contains the entire agreement and understanding between the parties hereto in respect of the subject matter hereof and supersedes, cancels and annuls any prior or contemporaneous written or oral agreements, understandings, commitments and practices between them respecting the subject matter hereof, including all prior employment agreements, if any, between the Company and Executive, which agreement(s) hereby are terminated and shall be of no further force or effect.

          (f) Amendment.  This Agreement may be amended only by a writing which
              ---------
makes express reference to this Agreement as the subject of such amendment and which is signed by Executive and, on behalf of the Company, by its duly authorized officer.

          (g) Severability.  If any term, provision, covenant or condition of
              ------------
this Agreement or part thereof, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition shall remain in full force and effect, and any such invalid, unenforceable or void term, provision, covenant or condition shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful. In this regard, Executive acknowledges that the provisions of Sections 4 and 6 are reasonable and necessary for the protection of the Company.

          (h) Construction.  The headings and captions of this Agreement are
              ------------
provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive. The use herein of the word "including," when following any general provision, sentence, clause, statement, term or matter, shall be deemed to mean "including, without limitation". As used herein, "Company" shall mean the Company and its subsidiaries and any purchaser of, successor to or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the Company's business or assets which is obligated to perform this Agreement by operation of law, agreement pursuant to Section 7 hereof or otherwise. As used herein, the words "day" or "days" shall mean a calendar day or days.

          (i) Nonwaiver.  Neither any course of dealing nor any failure or
              ---------
neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by its duly authorized officer.

          (j)  Remedies for Breach.  The parties hereto agree that
               -------------------
Executive is obligated under this Agreement to render personal services during the Agreement Term of a special, unique, unusual, extraordinary and intellectual character, thereby giving this

Agreement peculiar value, and, in the event of a breach or threatened breach of any covenant of Executive herein, the injury or imminent injury to the value and the goodwill of the Company's business could not be reasonably or adequately compensated in damages in an action at law. Accordingly, Executive expressly acknowledges that the Company shall be entitled to specific performance, injunctive relief or any other equitable remedy against Executive, without the posting of a bond, in the event of any breach or threatened breach of any provision of this Agreement by Executive (including Sections 4 and 6 hereof). Without limiting the generality of the foregoing, if Executive breaches Sections 4 or 6 hereof, such breach will entitle the Company to enjoin Executive from further breaches of this Agreement. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

          (k) Notices.  Any notice, request, consent or approval required or
              -------
permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, return receipt requested, with postage prepaid, to Executive's residence (as reflected in the Company's records or as otherwise designated by Executive on
(30) days' prior written notice to the Company) or to the Company's principal executive office, attention: President (with copies to the General Counsel), as the case may be. All such notices, requests, consents and approvals shall be effective upon being deposited in the United States mail. However, the time period in which a response thereto must be given shall commence to run from the date of receipt on the return receipt of the notice, request, consent or approval by the addressee thereof. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice was given as provided herein, shall be deemed to be receipt of the notice, request, consent or approval sent.

          (1) Assistance in Proceedings, Etc.  Executive shall, without
              ------------------------------
additional compensation, during the Agreement Term and after the expiration of Executive's employment hereunder, render such assistance to the Company as it reasonable may request in connection with any legal or quasi-legal proceeding, including any external or internal investigation, involving the Company or any or its affiliates or in which any of them is, or may become, a party. After the expiration of Executive's employment hereunder, any such request for cooperation shall be subject to Executive's other business and personal commitments, and Executive shall not be required to expend any funds in connection with such assistance.

          (m) Survival.  Cessation or termination of Executive's employment with
              --------
the Company shall not result in termination of this Agreement. The respective obligations of Executive and rights and benefits afforded to the Company as provided in this Agreement shall survive cessation or termination of Executive's employment hereunder for a period of 2 years, except with respect to Section 6(b) above. This Agreement shall not terminate upon, and shall remain in full force and effect following, expiration of the

Agreement Term and all rights and obligations of the parties hereto as and to the extent provided herein shall survive such expiration.

          (n) Counterparts.  This Agreement may be executed by the parties in
              ------------
one or more separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this Agreement, all as of the date and year first written above.


GT Interactive Software Corp.                         EXECUTIVE:



By: /s/ RONALD CHAIMOWITZ                             /s/ ANDREW GREGOR
    --------------------------------                  --------------------------
  Name:  Ronald Chaimowitz                            Andrew Gregor
  Title: President

                                   SCHEDULE A
                                   ----------



Title:

     Vice President of Finance and Chief Financial Officer



Persons to Whom Executive Shall Report:

     President and Chief Executive Officer